Exhibit 99.1

March 11, 2014

FSP 50 South Tenth Street Corp.

This special communication is to provide holders of preferred stock in FSP 50 South Tenth Street Corp. (the “Company”) with a copy of the “teaser brochure” prepared by CBRE, Inc. in connection with its marketing of the Company’s 12-story office and retail building containing approximately 486,000 square feet of space located in Minneapolis, Minnesota (the “Property”). As previously communicated, after soliciting interest and input from commercial real estate brokers familiar with the Property and the local market, the Company retained CBRE, Inc. to facilitate a potential sale of the Property. CBRE, Inc. is actively marketing the Property and we anticipate that it will be 45-90 days before we have pricing information. We will keep you informed.

Please feel free to contact our Investor Services group (800-950-6288) and speak directly with Georgia Touma, Assistant Vice President and Director of Investor Services, or with one of the Investor Services Specialists, Lara Ryan or Michelle Sullivan, with any questions you may have.

George J. Carter

President – FSP 50 South Tenth Street Corp.

Enclosure

Important Additional Information Will Be Filed With the SEC

The Company plans to file with the SEC and mail to its preferred stockholders (the “Company Investors”) a Proxy Statement in connection with the proposed transaction. The Proxy Statement will contain important information about the Company, the proposed transaction and related matters. Company Investors are urged to read the Proxy Statement carefully when it is available.

Company Investors will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by the Company through the web site maintained by the SEC at www.sec.gov.

In addition, Company Investors will be able to obtain free copies of the Proxy Statement from the Company by contacting Georgia Touma, Assistant Vice President and Director of Investor Services (800-950-6288).

The Company and its directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, which is filed with the SEC. As of December 31, 2013, none of the Company’s directors or executive officers beneficially owned any shares of the Company’s preferred stock. Franklin Street Properties Corp. (“Franklin Street”) (NYSE MKT: FSP) holds the sole share of the Company’s common stock. Between November 2006 and January 2007, FSP Investments LLC (member, FINRA and SIPC), a wholly-owned subsidiary of Franklin Street, completed the sale on a best efforts basis of 700 shares of the Company’s preferred stock. FSP Investments LLC sold the Preferred Stock in a private placement offering to “accredited investors” within the meaning of Regulation D under the Securities Act of 1933. A more complete description of this information will be available in the Proxy Statement.

Safe Harbor for Forward-Looking Statements

Statements in this letter regarding the proposed transaction relating to the Property, the expected timetable for completing the transaction, future financial benefits of the proposed transaction, and any other statements about the Company managements’ future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” estimates and similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the proposed transaction, disruptions in the debt markets, economic conditions, risks of a lessening demand for the real estate owned by the Company, changes in government regulations, geopolitical events, the financial performance of Target and expenditures that cannot be anticipated such as utility rate and usage increases, unanticipated repairs, additional staffing, insurance increases and real estate tax valuation reassessments, and the other factors described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and its most recent quarterly report filed with the SEC. The Company disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this letter.